UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2012

Aclor International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	26-3613222
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2619 San Isidro Parkway Suite 201, Laredo, TX 78045
(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Currently Aclor International, Inc.’s board directors are Curtis Gung and Midori Chiu.  Curtis Gung is also our President, Chief Executive Officer and Acting Chief Financial Officer. Peter Yang is our Chief Operating Officer.

This Current Report Form 8-K is to provide the full legal name of our board directors and officers in order to avoid any confusion.

Gurtis Gung’s full legal name is Chi Cheng Gung.

Midori Chiu’s full legal name is Pi Chu Chiu.

Peter Yang’s full legal name is Kuo Cheng Yang.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Aclor International, Inc.

Date: April 11, 2012	By:	/s/ Curtis Gung
Curtis Gung President Chief Executive Officer Acting Chief Financial Officer